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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 9, 2005 Date of report	(August 3, 2005) (Date of earliest event reported)

Hexcel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	1-8472 (Commission File No.)	94-1109521 (IRS Employer Identification No.)
Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238 (Address of Principal Executive Offices and Zip Code)
(203) 969-0666 (Registrant's telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

        On August 3, 2005, Hexcel entered into an underwriting agreement with Goldman, Sachs & Co. and Credit Suisse First Boston LLC, as representatives of a group of underwriters (the "Underwriters"). The underwriting agreement provided for the sale by certain investors affiliated with the Goldman Sachs Group, Inc. (the "Goldman Sachs investors") and by certain investors affiliated with Berkshire Partners LLC and Greenbriar Equity Group LLC (the "Berkshire/Greenbriar investors") of an aggregate of 14.5 million shares of Hexcel common stock (plus, at the option of the underwriters, an additional 2.175 million shares). In the underwriting agreement, among other things, Hexcel made customary representations and warranties to the Underwriters, indemnified the Underwriters for damages suffered as a result of any materially misleading information contained in the prospectus relating to the offering (except for information supplied by the Underwriters), and agreed to pay certain fees and expenses relating to the offering. The underwriting agreement is filed as exhibit 99.1 to this report.

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of today, August 9, 2005, James J. Gaffney and Robert J. Small resigned from Hexcel's Board of Directors. Under the terms of the agreements between the Goldman Sachs investors and Hexcel and between the Berkshire/Greenbriar investors and Hexcel, one director designated by each group of investors was required to resign from the board of directors in connection with the sale of shares by the investors that closed today. The two vacancies will be replaced with directors not affiliated with either group of investors.

Section 8—Other Events

Item 8.01. Other Events.

On August 3, 2005, the offering price for the secondary offering of 14.5 million shares of Hexcel's common stock by the Goldman Sachs investors and Berkshire/Greenbriar investors was set at $18 per share. A copy of the press release announcing the pricing is filed as Exhibit 99.2 and is incorporated herein by reference.

On August 9, 2005, the secondary offering of 14.5 million shares of Hexcel's common stock by the Goldman Sachs investors and Berkshire/Greenbriar investors closed. A copy of the press release announcing the closing is filed as Exhibit 99.3 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

99.1	Underwriting Agreement, dated as of August 3, 2005, between Hexcel Corporation and Goldman, Sachs & Co. and Credit Suisse First Boston LLC as representatives of the several underwriters named on schedule I thereto.
99.2	Press Release dated August 4, 2005.
99.3	Press Release dated August 9, 2005.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
August 9, 2005	/s/ IRA J. KRAKOWER Ira J. Krakower Senior Vice President

Exhibit Index

Exhibit No.	Description
99.1
Underwriting Agreement, dated as of August 3, 2005, between Hexcel Corporation and Goldman, Sachs & Co. and Credit Suisse First Boston LLC as representatives of the several underwriters named on schedule I thereto.
99.2	Press Release dated August 4, 2005.
99.3	Press Release dated August 9, 2005.

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Signature
Exhibit Index